UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 20, 2003



                               Globix Corporation
             (Exact name of registrant as specified in its charter)



             Delaware                  1-14168                13-3781263
 (State or other jurisdiction of     (Commission            (IRS Employer
          incorporation)             File Number)         Identification No.)


     139 Centre Street, New York, New York                   10013
   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code  (212) 334-8500


          (Former name or former address, if changed since last report)

Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168



Item 5.  Other Events.
         -------------

         Globix Corporation has received the consent of the holders of a majority of the company's 11% Senior Notes to sell its property located at 415 Greenwich Street in New York, New York to Heritage Partners for $60 million in cash. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.




Dated: October 20, 2003                         Globix Corporation

                                               By: /s/ Robert M. Dennerlein
                                                       ------------------------
                                                       Robert M. Dennerlein
                                                       Chief Financial Officer